UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2020

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Item 1.01.Entry into a Material Definitive Agreement.

On June 15, 2020, Cars.com Inc. (the “Company”) and its lenders entered into an amendment (the “Second Amendment”) to the credit agreement, dated as of May 31, 2017 as amended by that certain First Amendment to Credit Agreement, dated as of October 4, 2019 (the “Credit Agreement”), among the Company, the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  Capitalized terms are used herein as defined in the Second Amendment.

The Second Amendment, among other things, effected the following changes:

(i) Provides for a waiver with respect to the Total Net Leverage Ratio and Consolidated Interest Coverage Ratio financial covenants set forth in the Credit Agreement for the covenant testing periods through December 31, 2020, unless such waiver is earlier terminated by the Company (the “Covenant Adjustment Period”).

(ii) Revises the maximum permitted “Total Net Leverage Ratio” in the Credit Agreement after the Covenant Adjustment Period as follows:

Q1 2021 to Q3 2021	No greater than 6.50 to 1.00
Q4 2021	No greater than 6.00 to 1.00
Q1 2022 to maturity	No greater than 5.50 to 1.00

(iii) Revises the minimum permitted “Consolidated Interest Coverage Ratio” in the Credit Agreement after the Covenant Adjustment Period as follows:

Q1 2021	No less than 2.75 to 1.00
Q2 2021 to maturity	No less than 3.00 to 1.00

(iv) Revises the definition of Consolidated EBITDA to provide for the annualization of Consolidated EBITDA for the three reporting periods after the Covenant Adjustment Period.

(v) Restricts access to incremental loans and additional indebtedness, and provides additional limits on liens, acquisitions and restricted payments during and after the Covenant Adjustment Period.

(vi) Changes pricing of the loans as follows:

•	Introduces two new pricing categories tied to Total Net Leverage Ratio in connection with the interest rate and commitment fee rate charged under the Credit Agreement
•	Increases the interest rate by 0.50% and the commitment fee by 0.20% during the Covenant Adjustment Period
•	Increases the LIBOR floor from zero to 0.75%.

(vii) Requires that, during the Covenant Adjustment Period, the Company maintain a minimum of $75 million of “Liquidity.” Liquidity is calculated as the Company’s and its restricted subsidiaries’ unrestricted cash on hand plus the unused credit commitments under the revolving credit facility.

(viii) Adds an anti-cash hoarding covenant, which requires, during the Covenant Adjustment Period, mandatory prepayments of the revolving credit loans with the amount of any unrestricted cash located in the Company’s deposit accounts in excess of $75 million.

This description of the Second Amendment is qualified in its entirety by the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On June 16, 2020, the Company issued a press release relating to the Second Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1

Second Amendment to Credit Agreement, dated as of June 15, 2020 by and among Cars.com Inc., each lender from time to time party thereto, the other parties party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Cars.com Inc. Press Release, dated June 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: June 16, 2020	By:	/s/ Jeanette Tomy
Jeanette Tomy Chief Financial Officer